Exhibit 10.6(a)

                         BANCORP RHODE ISLAND, INC.
                      AMENDMENT TO AMENDED AND RESTATED
                      NON-EMPLOYEE DIRECTORS STOCK PLAN

      WHEREAS, Bancorp Rhode Island, Inc. (the "Company") desires to amend the provisions of the Company's Non-Employee Directors Stock Plan (the "Plan") to reflect an increase in the maximum number of Common Shares for which options may be granted under the Plan; and

      WHEREAS, under Section 7 of the Plan, the Board of Directors of the Company, may amend the Plan to increase the maximum number of Common Shares for which options may be granted under the Plan, provided that such amendment shall not become effective until the approval of the shareholders; and

      WHEREAS, the Board of Directors and shareholders of the Company have each approved the amendment to increase the maximum number of Common Shares for which options may be granted under the Plan;

      NOW, THEREFORE, the Plan is amended as follows:

      1. That Section 5(b) of the Plan be amended by substituting the number "65,000" for "40,000" in the first sentence thereof to increase the maximum number of Common Shares for which options may be granted under the Plan.

      2. All other provisions of the Plan shall remain in full force and effect and are hereby ratified, approved and confirmed.

      IN WITNESS WHEREOF, the Company has caused this Amendment to the Non-Employee Directors Plan to be executed by its duly authorized officer as of the 15th day of May, 2002.

                                       BANCORP RHODE ISLAND, INC.

                                       By: /s/ Merrill W. Sherman
                                           ----------------------------
                                               Merrill W. Sherman
                                               President and CEO

Attest:

/s/ Margaret D. Farrell
-----------------------
Secretary